EXHIBIT 99

WRITTEN STATEMENT OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned Chief Executive Officer of Microlog Corporation and Subsidiaries (“the Company”) hereby certifies that on the date hereof:

(a)	the quarterly report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, of the Company for the three month period ended April 30, 2003, filed on the date hereof -with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ W. JOSEPH BROOKMAN

W. Joseph Brookman President and Chief Executive Officer (Duly Authorized Officer)

The undersigned Chief Financial Officer of Microlog Corporation and Subsidiaries (“the Company”) hereby certifies that on the date hereof:

(a)	the quarterly report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, of the Company for the three month period ended April 30, 2003, filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ CHARLES B. FORD, JR.

Charles B. Ford, Jr. Chief Financial Officer (Principal Accounting Officer)

14